EXHIBIT 99.15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of
   HSBC Investor Funds:

We consent to the incorporation by reference of our report dated December 27, 2007 relating to the October 31, 2007 financial statements and financial highlights of the HSBC Investor Growth Fund and HSBC Investor Growth and Income Fund, included in this Registration Statement on Form N-14 under the Securities Act of 1933. We also consent to the references to our firm under the captions “Financial Highlights” and “Form of Plan of Reorganization.”

/s/ KPMG LLP

Columbus, Ohio
June 26, 2008